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                                                                   Exhibit 10.14

                           MEMORANDUM OF UNDERSTANDING
                                     between

    BASF Aktiengesellschaft, Carl-Bosch-Str. 38, 67056 Ludwigshafen, Germany
                      - hereinafter referred to as "BASF" -

                                       and

      O2 Diesel Corporation (formerly AAE Technologies International PLC),
                              200 Executive Drive,
                              Newark, Delaware, USA
                      - hereinafter referred to as "O2D" -

PREAMBLE

BASF has been exploring the ethanol-diesel additive technology and market with O2D. Samples of ethanol-diesel solubilisers developed by O2D (hereinafter referred to as "PRODUCT") have been delivered to BASF. BASF has evaluated the technical and commercial potential of PRODUCT and would like to intensify their co-operation with O2D.

PRODUCT is currently manufactured by Cognis Deutschland GmbH, Henkel-stra(beta)e 67, 40551 Dusseldorf, Germany (hereinafter referred to as "COGNIS") and a separate agreement exists between O2D and COGNIS covering manufacturing, marketing and Intellectual Property issues with regard to PRODUCT.

1.    BUSINESS MODEL

The Parties are currently discussing a Business Model with regard to the future marketing of PRODUCT the essential provisions of which have been defined by the Parties as follows:

      a) BASF will purchase PRODUCT exclusively from O2D outside the NAFTA region for an initial period of 3 years.

      b) BASF may add additives to PRODUCT the result of which is a PACKAGE. BASF will sell PRODUCT and/or PACKAGES to Customers worldwide except for the NAFTA-Region.

      c) O2D will grant BASF a licence to sell PRODUCT and/or PACKAGES to the extent necessary with regard to intellectual property rights of O2D.

      d) O2D and BASF will market PRODUCT jointly. O2D will do market development by lobbying, approaching customers and evaluating their interest, whereas BASF will provide technical and lobbying support.

      e) The raw margin from a BASF perspective, defined as the difference between O2D's selling price to BASF plus variable blending costs and BASF's selling price to fuel consumers will be split by a ratio to be nego-

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            tiated, The USD 250,000 already paid by BASF to O2D in accordance with the Agreement dated 28.06. / 01.07. 2002 will be taken as a down payment for future profit split payments by BASF to O2D.


2.    MISCELLANEOUS

This Memorandum of Understanding shall become effective on the date it is counter-signed by the duly authorized representatives of the parties and shall continue in effect for 180 days.

The purpose of this document is to record certain preliminary understandings reached by the parties to define a general framework of the proposed relationship and is not intended to create any binding legal obligation of the parties hereto. Such relationship is subject to negotiation and agreement on terms and conditions of a definitive agreement.

Any party may withdraw from this Memorandum of Understanding at any time with-out liability whatsoever to the other party.

Ludwigshafen, this \ 28.8.03              Newark, this 18th day of August 2003

BASF Aktiengesellschaft                   O2 Diesel Incorporated


                                          /s/ Alan Rae
/s/ Jan-Peter Sander                      Alan Rae
----------------------------------        President and CEO
Jan-Peter Sander

Group Vice president
----------------------------------

29.08.2003
----------------------------------

/s/ Ulrich Kanne
----------------------------------
Ulrich Kanne

Director Global Marketing
----------------------------------

29.08.2003
----------------------------------